EXHIBIT 10.1

SECOND AMENDMENT TO

LETTER OF UNDERSTANDING

On or about December 26, 2013, the parties herein executed a Letter of Understanding “Letter” the contents of which are known to all parties. Unless specifically addressed herein all terms of Letter shall remain in effect without alteration or revision.

Despite their best efforts the parties were not able to exchange all documents and information necessary to conclude their due diligence within the extended period agreed to in the first amendment dated March 2015. Both parties agree to reinstate the Letter of Understanding in order to complete their respective due diligence. All obligations and payments previously stated in the original Letter of Understanding shall be extended to reflect the new completion date of December 31, 2015.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date indicated below.

AGREED AND ACCEPTED:

Trinity Compound Solutions, Inc.		BioCorRx, Inc.

By:	/s/ Sal Amodeo	By:	/s/ Brady Granier
	Sal Amodeo		Brady Granier

	3/12/15		3/12/15
	Date		Date